UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

______

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EMS Find, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	30-0934969
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

73 Buck Road, Suite 2, Huntingdon Valley, PA	19006
(Address of Principal Executive Offices)	(Zip Code)

(215) 350-2255

(Registrant's Telephone Number, Including Area Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  [X]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  [   ]

Securities Act registration statement or Regulation A offering statement fi le number to which this form relates: ______________________(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.001 per share
(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered

 For a description of the common stock, par value $0.001 per share, of EMS Find, Inc. (the “Registrant”) to be registered hereunder (the “Securities”), reference is made to the information set forth in Item 2.01 under the caption “Description of Common Stock” in the Amended Current Report on Form 8-K/A, filed by the Registrant with the Securities and Exchange Commission (File No. 333-174759) on October 9, 2015, and as may be further amended from time to time, which information is incorporated by reference herein. Any Current Report on Form 8-K or other Securities Act report, or form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act or otherwise that includes a description of the Securities to be registered hereunder shall also be deemed to be incorporated by reference herein.

Item 2.  Exhibits

Exhibit
Number	Exhibit Description
3.1	Certificate of Incorporation of the Company. [Incorporated by reference to Exhibit 2 to Company’s Registration Statement on Form S-1, filed with the SEC on June 7, 2011.]

3.1(a)	Certificate of Amendment, filed December 1, 2014. [Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed with the SEC on December 8, 2015.]

3.1(b)

Certificate of Designations of the Company’s Series A Preferred Stock, filed March 12, 2015. [Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 20, 2015.]

3.2	By-Laws of the Company. [Incorporated by reference to Exhibit 3 to Company’s Registration Statement on Form S-1, filed with the SEC on June 7, 2011.]

3.2(a)	Amendment to Exhibit A to the Company’s By-Laws, effective August 12, 2015. [Incorporated by reference to Exhibit 10.2(a) to our Current Report on Form 8-K, filed with the SEC on August 12, 2015.]

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

August 9, 2016	EMS FIND, INC. By: /s/ Steve Rubakh Chief Executive Officer